UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2011

Burlington Coat Factory Investments Holdings, Inc.

(Exact Name of Registrant As Specified In Charter)

Delaware	333-137917	20-4663833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1830 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 9, 2011, Burlington Coat Factory Investments Holdings, Inc. filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Prior 8-K”). This amendment on Form 8-K/A to the Prior 8-K is being filed solely to add Burlington Coat Factory Warehouse Corporation as a filer for purposes of the Prior 8-K. The disclosure included in the Prior 8-K otherwise remains the same.

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated ABL Facility

On September 2, 2011, Burlington Coat Factory Warehouse Corporation (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”) among the Company, as lead borrower, the borrowers party thereto, the facility guarantors party thereto, Bank of America, N.A. as administrative agent and collateral agent, the lenders party thereto (the “Lenders”), Wells Fargo Capital Finance, LLC and JPMorgan Chase Bank, N.A., as co-syndication agents, and Suntrust Bank and U.S. Bank, National Association, as co-documentation agents, in order to amend various terms of the Company’s first Amended and Restated Credit Agreement, dated as of January 15, 2010, as amended (the “Existing Credit Agreement”).

Pursuant to the Amended Credit Agreement, the Company and the Lenders agreed to extend the termination date of the asset-based revolving credit facility under the Existing Credit Agreement to September 2, 2016.

The aggregate amount of commitments under the Amended Credit Agreement is $600,000,000. The Company may increase the aggregate amount of commitments up to $900,000,000, subject to the satisfaction of certain conditions.

The interest rates under the Amended Credit Agreement are based on: (i) for LIBO loans for any interest period, at a rate per annum equal to (a) the LIBO rate as determined by the Administrative Agent, for such interest period multiplied by the Statutory Reserve Rate (as defined in the Amended Credit Agreement) (the “Adjusted LIBO Rate”), plus an applicable margin of (x) 1.75% if average daily Availability (as defined and described below) is greater than or equal to 40% of the Loan Cap (as defined in the Amended Credit Agreement), (y) 2.00% if average daily Availability is less than 40% of the Loan Cap but greater than or equal to 20% the Loan Cap, or (z) 2.25% if average daily Availability is less than 20% the Loan Cap; and (ii) for prime rate loans, a rate per annum equal to the highest of (a) the variable annual rate of interest then announced by Bank of America, N.A. at its head office as its “prime rate”, (b) the federal funds rate in effect on such date plus 0.50% per annum, or (c) the Adjusted LIBO Rate in effect on September 2, 2011 and on each 30-day period after September 2, 2011, plus 1.00% per annum, plus an applicable margin of (x) 0.75% if average daily Availability is greater than or equal to 40% of the Loan Cap, (y) 1.00% if average daily Availability is less than 40% of the Loan Cap but greater than or equal to 20% the Loan Cap, or (z) 1.25% if average daily Availability is less than 20% the Loan Cap. The Company and the Lenders have agreed that during the period from September 2, 2011 through November 26, 2011, the applicable interest rate margin for LIBO Loans will be 2.00% and the applicable interest rate margin for prime rate loans will be 1.00%. On November 27, 2011, and on the first date of fiscal quarter thereafter, the applicable interest rate margin will be adjusted as described above based on Availability for the most recently ended fiscal quarter preceding such adjustment date. “Availability” under the Amended Credit Agreement means the lesser of (a) the aggregate commitments of all Lenders minus the outstanding credit extensions and (b) the borrowing base minus the outstanding credit extensions.

Pursuant to the Amended Credit Agreement, the Borrowers’ obligation to pay the Administrative Agent, for the account of the Lenders, a fee on the average daily balance of unused loan commitments has been reduced to 0.375%.

Further, pursuant to the Amended Credit Agreement the calculation of the borrowing base has been amended to allow for increased Availability, particularly during the September 1st through December 15th period of each year. In addition, the Borrowers’ failure to meet the minimum availability threshold set in the Existing Credit Agreement will not result in an event of default pursuant to the terms of the Amended Credit Agreement if the Borrowers comply with a minimum consolidated fixed charge coverage ratio. The Amended Credit Agreement also reduces the number of annual field examinations and appraisals required from two per year to one per year, so long as the Borrowers comply with a minimum availability threshold and no event of default exists. The Amended Credit Agreement also reduces the Availability threshold at which the Company’s cash is swept into bank accounts controlled by the Lenders.

The Amended Credit Agreement contains customary representations and warranties, subject to limitations and exceptions, and customary covenants restricting the Loan Parties and their subsidiaries’ ability to, among other things, and subject to various exceptions, (1) declare dividends, make distributions or redeem or repurchase capital stock, (2) prepay, redeem or repurchase other debt, (3) incur liens or grant negative pledges, (4) make loans and investments and enter into acquisitions, (5) incur additional indebtedness, (6) make capital expenditures, (7) engage in mergers, acquisitions and asset sales, (8) conduct transactions with affiliates, (9) alter the nature of their businesses, or (10) change their fiscal year. The Loan Parties are also required to comply with various customary affirmative covenants.

Events of default under the Amended Credit Agreement include, but are not limited to, (1) the Loan Parties’ failure to pay principal, interest, fees or other amounts under the Amended Credit Agreement when due (taking into account any applicable grace period), (2) any representation or warranty proving to have been materially incorrect when made, (3) covenant defaults subject, with respect to certain covenants, to a grace period, (4) bankruptcy events, (5) a cross default to certain other debt, including a cross default to the Company’s term loan debt, provided, however, the Lenders are subject to a 60-day standstill period if the underlying term loan default has occurred as a result of the Company’s failure to meet any of the financial maintenance covenants set forth in the term loan agreement, (6) certain undischarged judgments (not paid within an applicable grace period), (7) certain ERISA-related defaults, (8) challenges to and/or the invalidity or impairment of specified security interests and (9) certain change of control events.

The foregoing description of the Amended Credit Agreement is qualified in its entirety by reference to such document, a copy of which is attached hereto as Exhibit 10.1, and incorporated into this item 1.01 by reference.

Disclosure Regarding Forward-Looking Statements:

Some of the statements in this report may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. For a discussion of these risks, uncertainties and assumptions, any of which could cause our actual results to differ from those contained in the forward-looking statement, see the section of the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011 entitled “Risk Factors” and discussions of potential risks and uncertainties in the Company’s subsequent filings with the Securities and Exchange Commission.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On September 9, 2011, the Company issued a press release announcing the closing of the Amended Credit Agreement, a copy of which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated as of September 2, 2011, among Burlington Coat Factory Warehouse Corporation, as Lead Borrower, the Borrowers and the Facility Guarantors party thereto, Bank of America, N.A., as Administrative Agent and as Collateral Agent, the Lenders party thereto, Wells Fargo Capital Finance, LLC and JPMorgan Chase Bank, N.A., as co-syndication agents, and Suntrust Bank and U.S. Bank, National Association, as co-documentation agents.

99.1	Press Release dated September 9, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC.

/s/ ROBERT L. LAPENTA, JR.
Robert L. LaPenta, Jr.
Vice President and Treasurer

Date: October 11, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Credit Agreement, dated as of September 2, 2011, among Burlington Coat Factory Warehouse Corporation, as Lead Borrower, the Borrowers and the Facility Guarantors party thereto, Bank of America, N.A., as Administrative Agent and as Collateral Agent, the Lenders party thereto, Wells Fargo Capital Finance, LLC and JPMorgan Chase Bank, N.A., as co-syndication agents, and Suntrust Bank and U.S. Bank, National Association, as co-documentation agents.

99.1	Press Release dated September 9, 2011.